   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1997


                                                      REGISTRATION NO. 333-35185

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              THE PRICE REIT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      MARYLAND                                            52-1746059
            (STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
          OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                         7979 IVANHOE AVENUE, SUITE 524
                               LA JOLLA, CA 92037
                                 (619) 551-2320
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              JOSEPH K. KORNWASSER
                         7979 IVANHOE AVENUE, SUITE 524
                               LA JOLLA, CA 92037
                                 (619) 551-2320
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             KENNETH M. DORAN, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                             333 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 229-7000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
==============================================================================


---------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT OF
TITLE OF EACH CLASS OF                        AMOUNT TO BE    OFFERING PRICE  AGGREGATE OFFERING  REGISTRATION
  SECURITIES TO BE REGISTERED                 REGISTERED(1)     PER SHARE        PRICE(1)(2)       FEE(7)(8)
---------------------------------------------------------------------------------------------------------------
Debt Securities(3)...........................
Preferred Stock, $0.01 par value per
  share(4)................................... $400,000,000         (2)           $400,000,000     $30,303.03
Common Stock, $0.01 par value per share(5)...
Warrants(6)..................................
===============================================================================================================


                                                   (Footnotes on following page)

    Pursuant to Rule 429(b), the Prospectus contained in this registration statement also relates to the Registrant's registration statement on Form S-3 (File No. 333-16787).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

(1) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $400,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.


(2) The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D of Form S-3 and (b) will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3) Subject to footnote 1, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant.

(4) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of shares of Preferred Stock as shall be issuable upon exercise of Warrants registered hereby.

(5) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time, by the Registrant, including shares of other classes or series of the Company's stock that may be issued upon reclassification of unissued, authorized stock of the Company. There is also being registered hereunder an indeterminate number of shares of Common Stock including shares of other classes or series of the Company's stock that may be issued upon reclassification of unissued, authorized stock of the Company, as shall be issuable upon conversion of the Preferred Stock or exercise of Warrants registered hereby.

(6) Subject to footnote 1, there is being registered hereunder an indeterminate number of Warrants representing rights to purchase shares of Preferred Stock or Common Stock, including shares of other classes or series of the Company's stock that may be issued upon reclassification of unissued, authorized stock of the Company, as the case may be, registered pursuant to this Registration Statement.

(7) Calculated pursuant to Rule 457(o) of the rules and regulations (the "Rules and Regulations") under the Securities Act of 1933, as amended.


(8) Pursuant to Rule 429(b) of the Rules and Regulations, registration fees totaling $8,339.85 with respect to $27,521,500 of the securities registered hereby were previously paid upon the registration of $175,000,000 of securities (Registration No. 333-16787). Registration fees totaling $82,569.24 with respect to $272,478,500 of the securities registered hereby were previously paid upon the filing of this registration statement on September 8, 1997. The applicable additional registration fee of $30,303.03 with respect to an additional $100,000,000 of securities registered hereby is being paid herewith.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                PRELIMINARY PROSPECTUS DATED SEPTEMBER 22, 1997


PROSPECTUS


                                  $400,000,000


                              THE PRICE REIT, INC.
                       DEBT SECURITIES, PREFERRED STOCK,
                           COMMON STOCK AND WARRANTS
                            ------------------------


     The Price REIT, Inc. (the "Company") may from time to time offer (i) unsecured debt securities, which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities," and together with the Senior Securities, the "Debt Securities"), (ii) shares of its preferred stock, $.01 par value per share (the "Preferred Stock"), (iii) shares of its common stock, $.01 par value per share (the "Common Stock"), or (iv) warrants to purchase Preferred Stock or Common Stock (the "Warrants") with an aggregate public offering price of up to $400,000,000 on terms to be determined at the time of the offering. The Debt Securities, Preferred Stock, Common Stock and Warrants (collectively, the "Offered Securities") may be offered, separately or together, in separate amounts, at prices and on terms to be set forth in a supplement to the Prospectus (each a "Prospectus Supplement").


     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, purchase price, maturity, interest rate (which may be fixed or variable) and the time of payment of interest (if any), authorized denominations, terms (if any) for the subordination, redemption or conversion thereof, and terms (if any) for a sinking fund; (ii) in the case of Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; (iii) in the case of Common Stock, the specific title and stated value and any initial public offering price and, if the Common Stock is issued in series, the specific title and any dividend, liquidation, redemption, conversion, voting and other rights applicable to that series; and (iv) in the case of Warrants, the duration, offering price, exercise price and detachability, as well as the terms of which and the securities for which such Warrants may be exercised. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income purposes. See "Federal Income Tax Considerations."

     The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

     The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth or will be calculable from the information set forth in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such Offered Securities.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

               The date of this Prospectus is September   , 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, and exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Electronic filings made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's Website (http://www.sec.gov). In addition, the Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Offered Securities, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C., upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

     a.  Annual Report on Form 10-K for the year ended December 31, 1996;

     b. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;


     c. Current Reports on Form 8-K, filed January 21, 1997, April 16, 1997, May 28, 1997, June 18, 1997, July 25, 1997, August 5, 1997 and
         September 12, 1997 and Current Reports on Form 8-K/A, filed May 9, 1997 and July 24, 1997;


     d. The following sections of the Company's Proxy Statement relating to its Annual Meeting of Stockholders held on May 28, 1997: Election of Directors, Securities Ownership of Certain Beneficial Owners and Management, Executive Compensation and Other Information, Certain Relationships and Related Transactions and Section 16(a) Beneficial Ownership Reporting Compliance; and

     e. The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-13432) dated October 25, 1994 and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered upon written or oral request. Requests should be directed to the Secretary, The Price REIT, Inc., 7979 Ivanhoe Avenue, Suite 524, La Jolla, California 92037, (619) 551-2320.

     CERTAIN PERSONS PARTICIPATING IN AN OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES, INCLUDING STABILIZING AND SYNDICATE COVERING TRANSACTIONS AND THE IMPOSITION OF A PENALTY BID. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                                  THE COMPANY

     The Price REIT, Inc. (the "Company") is a self-administered and self-managed equity real estate investment trust ("REIT") which is focused on the acquisition, development, management and redevelopment of destination retail shopping center properties known as "power centers." As of June 30, 1997 (with the exception of the Cerritos, California property which was sold on July 9,
1997), the Company owned or had interests in 31 properties, consisting of 26 power and community centers, one stand alone retail warehouse, two projects under development and two undeveloped land parcels (the "Properties") located in ten states containing approximately 6.1 million square feet of gross leasable space with approximately 403 tenants. The overall occupancy rate of the power and community centers was approximately 98.4% at June 30, 1997.

     Power centers are typically open-air centers ranging in size from 200,000 to 700,000 square feet of gross leasable area, and are usually comprised of one or more national retail anchors, often in a warehouse format. Anchor retail tenants typically occupy between 60% and 90% of the total square footage in a power center. The tenant mix in a power center is designed to draw consumers from up to a 15-mile radius, creating a shopping "destination." The majority of the Company's anchor tenants are retail warehouses, which are consumer-oriented facilities with at least 25,000 to 100,000 square feet of gross leasable area offering a variety of products for business use, personal use or resale. The retail warehouse format of merchandise display, direct manufacturer purchasing, low mark-ups and rapid inventory turnover is designed to provide substantial consumer savings compared to other sources of similar merchandise.

     Each of the Company's power centers is anchored by one or more national retail tenants such as Home Depot, Costco, HomeBase, The Sports Authority, Burlington Coat Factory, Target, Staples, T.J. Maxx, Circuit City, Toys 'R' Us or Sears Homelife. The Company typically seeks to structure tenant leases as "triple net" leases, under the terms of which the tenant is responsible for its pro rata share of costs and expenses associated with the ongoing operation of the property, including but not limited to real property taxes and assessments, repairs and maintenance, and insurance. The anchor tenants generally have primary lease terms of 10 to 20 years and smaller tenants typically have primary lease terms of five to ten years. The Company's leases generally provide for contractual rent increases over the life of the lease based on a fixed amount or consumer price indices, and, in certain cases, percentage rent, calculated as a percentage of a tenant's gross sales above a predetermined threshold. The Company's principal executive office is located at 7979 Ivanhoe Avenue, Suite 524, La Jolla, California 92037, and its telephone number is (619) 551-2320.

                           TAX STATUS OF THE COMPANY

     The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ended December 31, 1991. As a REIT, the Company generally is not subject to Federal income tax on net income that it distributes to its stockholders. Even though the Company qualifies for taxation as a REIT, the Company may be subject to certain Federal, state and local taxes on its income and property. See "Federal Income Tax Considerations."

                                USE OF PROCEEDS

     Unless otherwise indicated in the accompanying Prospectus Supplement, the Company intends to use the proceeds for general corporate purposes including, without limitation, the acquisition and development of additional properties and the repayment of debt. The proceeds from the sale of the Offered Securities initially may be temporarily invested in short-term securities.

                        EARNINGS TO FIXED CHARGES RATIOS

     The Company's ratios of earnings to fixed charges for the six-month period ended June 30, 1997 and the years ended December 31, 1996, 1995, 1994, 1993 and 1992 were 2.36x, 2.31x, 3.17x, 4.73x, 3.07x and 2.28x, respectively. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations plus fixed charges. Fixed charges consist of interest expense and the amortization of debt discount and issuance costs. To date, the Company has not issued any Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratios of earnings to fixed charges presented above.

                         DESCRIPTION OF DEBT SECURITIES

     The following sets forth certain general terms and provisions of the Indenture under which the Debt Securities are to be issued. The particular terms of the Debt Securities will be set forth in a Prospectus Supplement relating to such Debt Securities.

     The Debt Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Indenture"), between the Company and a Trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939 as amended (the "TIA") (together with any other trustee(s) appointed in a supplemental indenture with respect to a particular series, the "Trustee"). The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust office of the Trustee, or as described above under "Available Information." The Indenture is subject to, and governed by, the TIA. The Company will execute the Indenture if and when the Company issues the Debt Securities. The statements made hereunder relating to the Indenture and the Debt Securities to be issued hereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. All section references appearing herein are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

GENERAL

     The Debt Securities will be direct, unsecured obligations of the Company. Except for any series of Debt Securities which is specifically subordinated to other indebtedness of the Company, the Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. Under the Indenture, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section
301).

     The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee (Section 609), and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

TERMS

     Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

      (1) the title of such Debt Securities;

      (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

      (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Stock or Preferred Stock, or the method by which any such portion shall be determined;

      (4) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

      (5) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

      (6) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such Dates shall be determined, the Person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

      (7) the place or places where (i) the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, (ii) such Debt Securities may be surrendered for conversion or registration of transfer, exchange or conversion and (iii) notices or demands to or upon the Company in respect of such Debt Securities and the Indenture may be served;

      (8) the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Company, if the Company is to have such an option;

      (9) the obligation, if any, of the Company to redeem, repay or repurchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which such Debt Securities are required to be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

     (10) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and/or payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (11) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

     (12) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants or other provisions set forth in the Indenture;

     (13) whether such Debt Securities will be issued in certificated or book-entry from;

     (14) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

     (15) the applicability, if any, of the defeasance and covenant defeasance provisions of Article XIV of the Indenture;

     (16) if such Debt Securities are to be issued upon the exercise of debt warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

     (17) the terms, if any, upon which such Debt Securities may be convertible into Common Stock or Preferred Stock of the Company and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate, the conversion period and, in connection with the preservation of the Company's status as a REIT, limitations on the ownership of the Common Stock or Preferred Stock into which such Debt Securities are convertible;

     (18) the terms and conditions, if any, upon which such Debt Securities may be subordinated to other indebtedness of the Company;

     (19) whether and under what circumstances the Company will pay Additional Amounts as contemplated in the Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment; and

     (20) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special U.S. federal income tax, accounting and other considerations applicable to the Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     The Indenture does not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company. However, restrictions on ownership and transfers of the Common Stock and Preferred Stock, designed to preserve the Company's status as a REIT, may prevent or hinder a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 305, 307 and 1002).

     All amounts paid by the Company to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to the Company, and the holder of the Debt Security thereafter may look only to the Company for payment thereof.

     Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Sections 101 and 307).

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series, of a like aggregate principal amount and tenor, of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee. In addition, subject to certain limitations imposed upon Debt

Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

     Neither the Company nor the Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business of the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except that portion, if any, of such Debt Security which is not to be so repaid (Section 305).

MERGER, CONSOLIDATION OR SALE

     The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other trust or corporation, provided (a) either the Company shall be the continuing entity, or the successor (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets and is a corporation organized under the laws of any domestic jurisdiction and shall expressly assume payment of the principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;
(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801 and 803).

Certain Covenants

     Existence. Except as permitted under "Merger, Consolidation or Sale," the Indenture will require the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (declaration and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1004).

     Maintenance of Properties. The Indenture will require the Company to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business. (Section 1007).

     Insurance. The Indenture will require the Company to cause each of its and its subsidiaries' insurable properties to be insured against loss of damage with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, in specified amounts and with insurers having a specified rating from a recognized insurance rating service. (Section 1008).

     Payment of Taxes and Other Claims. The Indenture will require the Company to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Company or any subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability is being contested in good faith. (Section 1009).

     Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements") if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1005).

     Additional Covenants. Reference is made to the applicable Prospectus Supplement for information with respect to any additional covenants specific to a particular series of Debt Securities.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Unless otherwise provided in the Prospectus Supplement, the Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any interest on any Debt Security of such series; (b) default in the payment of any principal of (or premium, if any on) any Debt Security of such series when due; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant or warranty of the Company contained in the Indenture with respect to any Debt Security of such series, continued for 60 days after written notice as provided in the Indenture; (e) default in the payment of indebtedness of the Company outstanding in an aggregate principal amount in excess of $5,000,000 or any mortgage, indenture, note, bond, capitalized lease or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having continued after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or the property of either, (g) the acquisition by any Person (including any affiliates of such Person) of 20% or more of the Company's Common Stock, unless the Company's Board of Directors shall have first approved of such acquisition; and (h) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501). The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company. (Section 101).

     If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs, and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the Trustee if given by the Holders). However, any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (a) the Company shall have paid or deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the nonpayment of accelerated principal or interest with respect to Debt Securities of such series have been cured or waived as provided in the Indenture (Section 502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

     The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 601).

     The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series, as well as an offer of reasonable indemnity (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due date thereof (Section 508).

     Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of Debt Securities of any series then Outstanding under the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than 25% in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

     Within 120 days after the close of each fiscal year, the Company must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 1006).

MODIFICATION OF THE INDENTURE

     Modifications and amendments of provisions of the Indenture applicable to any series may be made only with consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount

Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security on or after the Stated Maturity thereof; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).

     The Holders of not less than a majority in principal amount of Outstanding Debt Securities of a particular series of any series have the right to waive compliance by the Company with certain covenants in the Indenture relating to such series (Section 1011).

     Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the Indenture;
(iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are not Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provision and procedures, if applicable, or the conversion of such Debt Securities into Common Stock or Preferred Stock, (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trust under the Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; and (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

     The Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to
Section 301 of the Indenture, and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded (Section 101).

     The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request. by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum (Section 1504).

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and
(ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section
1504).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Unless otherwise provided in the Prospectus Supplement, the Company may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401).

     The Indenture provides that, unless otherwise provided in the Prospectus Supplement, if the provisions of Article Fourteen are made applicable to the Debt Securities of any series pursuant to Section 301 of the Indenture, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to such Debt Securities under Sections 1004 and 1005, inclusive, of the Indenture (being the restrictions described under "Certain Covenants") or, if provided pursuant to Section 301 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Company with the Trustee, in trust, of any amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101).

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. (Section 101.) Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a Foreign Currency that cease to be used by its government of issuance shall be made in U.S. dollars.

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to Sections 1004 and 1005, inclusive, of the Indenture (which Sections would no longer be applicable to such

Debt Securities) or described in clause (h) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of a particular series.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock or Preferred Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Stock or Preferred Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders of the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restriction on conversion, including restrictions directed at maintaining the Company's REIT status.

SUBORDINATION

     The terms and conditions, if any, upon which the Debt Securities are subordinated to other indebtedness of the Company will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include a description of the indebtedness ranking senior to the Debt Securities, the restrictions on payments to the Holders of such Debt Securities while a default with respect to such senior indebtedness in continuing, the restrictions, if any, on payments to the Holders of such Debt Securities following an Event of Default, and provisions requiring Holders of such Debt Securities to remit certain payments to holders of senior indebtedness.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                              DESCRIPTION OF STOCK

     The summary of the terms of the stock of the Company set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the charter and bylaws of the Company and applicable law. See "Available Information."

GENERAL

     The total number of shares of stock which the Company is authorized to issue is twenty-seven million (27,000,000) shares, of which two million (2,000,000) is Preferred Stock, $.01 par value per share, and twenty-five million (25,000,000) is Common Stock, $.01 par value per share.

     As of June 30, 1997, there were approximately 10,685,503 shares of Common Stock issued and outstanding. Approximately 752,000 shares of Common Stock have been reserved for issuance pursuant to stock option agreements that the Company has entered into with certain of its officers and directors.

COMMON STOCK

     The Common Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of any series of Common Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights granted to or imposed upon any wholly unissued series of Common Stock, including the dividend rights, dividend rate, conversion rights, voting rights, and the liquidation preference, and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Notwithstanding the foregoing, however, in no event shall the Common Stock be redeemable, except in connection with the redemption provisions of Article IX of the Company's Articles of Incorporation, as amended to date (the "Charter").

     The holders of the Common Stock are entitled to participate in distributions when and as authorized and declared by the Board of Directors. The Company currently pays regular quarterly dividends to holders of Common Stock. Holders of the Common Stock are entitled to one vote per share of Common Stock on all matters submitted to a vote of the stockholders of the Company. In voting for directors, a stockholder of the Company is entitled to cumulate votes if such stockholder gives notice, prior to commencement of the voting, of an intention to do so. If any one stockholder has given such notice, then all stockholders entitled to vote may cumulate votes. As noted above, however, in the event that the Board of Directors determines to issue Common Stock in one or more series, prior to issuance, the Board of Directors is authorized to fix the number, designate and determine and establish various rights applicable to that series.

     All issued and outstanding shares of Common Stock being offered hereby will be validly issued, fully paid and nonassessable. Holders of the Common Stock currently issued and outstanding and holders of the shares of Common Stock offered hereby do not have any preference, conversion, exchange or preemptive rights.

     Any shares of Common Stock sold in an offering will be freely tradeable without restriction or registration under the Securities Act of 1933, as amended (the "Securities Act"), unless acquired by an affiliate of the Company, subject to the restrictions on transfer set forth below. Shares of Common Stock held by affiliates or acquired in transactions not registered in reliance on the private offering exemption under the Securities Act cannot be resold unless registered under the Securities Act or sold pursuant to an exemption from registration, such as Rule 144 promulgated under the Securities Act.

     The transfer agent and registrar for the Company's Common Stock is ChaseMellon Shareholder Services, Los Angeles, California.

     The Company's Common Stock is currently traded on the New York Stock Exchange under the symbol "RET."

PREFERRED STOCK

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights granted to or imposed upon any wholly unissued series of Preferred Stock including the dividend rights, dividend rate, conversion rights, voting rights, and the liquidation preference, and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Notwithstanding the foregoing, however, in no event shall the Preferred Stock be redeemable, except in connection with the redemption provisions of Article IX of the Charter. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company.

     Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to that series, including a Prospectus Supplement providing that Preferred Stock may be issuable upon the exercise of Warrants issued by the Company. The description of Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in a Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that series.

     The rights, preferences, privileges and restrictions of the Preferred Stock of each series will be fixed by the articles supplementary relating to such series. A Prospectus Supplement, relating to each series, will specify the terms of the Preferred Stock as follows:

      (1) the title and stated value of such Preferred Stock;

      (2) the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

      (3) the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

      (4) whether such Preferred Stock is cumulative or not and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

      (5) the procedures for any auction and remarketing, if any, for such Preferred Stock; (6) the provision for a sinking fund, if any, for such Preferred Stock; (7) the provision for redemption, if applicable, of such Preferred Stock; (8) any listing of such Preferred Stock on any securities exchange;

      (9) the terms and conditions, if applicable, upon which such Preferred Stock will be converted into Common Stock of the Company, including the conversion price (or manner of calculation thereof);

     (10) a discussion of any material federal income tax considerations applicable to such Preferred Stock;

     (11) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT;

     (12) the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

     (13) any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation. dissolution or winding up of the affairs of the Company;

     (14) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock; and

     (15) any voting rights of such Preferred Stock.

     Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to the Common Stock of the Company, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividends rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.

     The terms and conditions, if any, upon which shares of a series of Preferred Stock are convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

RESTRICTIONS ON TRANSFER

     For the Company to qualify as a REIT under the Code in any taxable year, not more than 50% of its outstanding equity securities may be owned directly or indirectly by five or fewer individuals, and its equity securities must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (except the first year). In order to ensure that the Company will meet these requirements, the Charter provides that the Board of Directors has the power to redeem or prohibit the transfer of a sufficient number of shares of stock, selected in a manner deemed appropriate, to maintain or bring the ownership of shares into conformity with such requirements. In connection with the foregoing, if the Board of Directors shall, at any time and in good faith, be of the opinion that (i) direct or indirect ownership of more than 9.8% in value of the outstanding shares of stock of the Company has or may become concentrated in the hands of one beneficial owner (including any "group," as that term is used in Section 13(d) of the Exchange Act) or (ii) direct or indirect ownership of the outstanding shares of stock has or may result in the Company's shares being held by less than 100 persons (either occurrence, a "Disqualifying Event"), the Charter states that the Board of Directors has the power (a) to redeem from any stockholders of the Company a number of shares of stock sufficient, in the opinion of the Board, to maintain or bring the direct or indirect ownership of shares of such owner to a level of not more than 9.8% in value of the outstanding shares of stock of the Company and (b) to refuse to transfer or issue shares of stock of the Company to any person whose acquisition of such shares, in the opinion of the Board of Directors, would cause a Disqualifying Event. The Charter further states that notice of such action by the Board of Directors shall be sent to each person whose shares of stock of the Company shall be redeemed or whose transfer or receipt of shares of stock of the Company shall be refused specifying the date of each redemption (if applicable) and the number of shares as affected. The purchase price for any shares of stock of the Company so redeemed, as provided in the Charter, is equal to the fair market value of such shares reflected in the closing sales price for the shares, if then listed on a national securities exchange or the Nasdaq National Market System, or, if the shares are not then listed on a national securities exchange or the Nasdaq National Market System, the closing bid quotation for the shares on the Nasdaq Automated Quotations System or any similar system then in use, or, if such quotation is not available, the fair market value as determined by the Board of Directors in good faith, on the last business day immediately preceding the day on which a notice of such redemption is sent by the Board of Directors. The Common Stock is presently listed on the New York Stock Exchange. From and after the date fixed for purchase by the Board, the holder of any shares of stock so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares except the right to payment of the purchase price for the shares.

     Further, the Charter states that any transfer of shares of stock that would cause a Disqualifying Event shall be deemed void. If such provision is deemed invalid, the Charter provides that any shares of stock whose transfer would cause a Disqualifying Event shall be deemed transferred by operation of law to the Company as trustee of a trust for the benefit of those persons to whom the shares can ultimately be transferred without causing a Disqualifying Event. According to the Charter, shares held in trust shall cease to be entitled to distribution, voting rights and other benefits with respect to such shares (except for the right to payment for transfer as described below) during the time that they are held in trust. An interest in the trust may be transferred by the person whose attempted transfer would have caused a Disqualifying Event, at a price not in excess of the price paid by that person for the shares. Upon such a transfer, the trustees shall distribute the shares held in trust to the transferee, provided that such shares in the hands of such transferee would not cause a Disqualifying Event. The foregoing provisions of the Charter may have certain anti-takeover effects. Although the provisions do not apply to a cash tender for all of the outstanding shares of the Company, the provisions do impair the ability of any person to accumulate a controlling portion of the Company's shares or conduct a proxy contest.

CERTAIN PROVISIONS OF MARYLAND LAW

     Certain sections of the Maryland General Corporation Law ("MGCL") contain provisions which may tend to impede or delay a takeover of the Company. Section 3-602 of the MGCL provides that a Maryland corporation may not engage in any "Business Combination" (defined to include a variety of transactions, including mergers, as set forth below) with an "Interested Stockholder" (generally defined as a beneficial owner of 10% or more of a corporation's voting power) for five years following the date such person became an Interested Stockholder unless, among other exceptions, (i) before such person becomes an Interested Stockholder, the board of directors of the corporation exempted or approved the business combinations; or (ii) the Interested Stockholder became an Interested Stockholder at any time in the prior five years solely through inadvertence, and the Interested Stockholder divests itself of a sufficient amount of the corporation's voting stock so that it no longer is the beneficial owner of 10% or more of the corporation's voting stock.

     Unless exempted by the statute, in addition to any vote otherwise required, the MGCL provides that a Business Combination with an Interested Stockholder that is not prohibited by the provisions of Section 3-602 must be recommended by the board of directors and approved by the affirmative vote of at least 80% of the voting stock of the corporation, and must also be approved by two-thirds of the voting stock, excluding voting stock held by the Interested Stockholder who will be a party to the Business Combination or by an affiliate or associate thereof.

     A corporation may elect not to be governed by Section 3-602 if the stockholders adopt an amendment to the corporation's charter by a vote of at least 80% of the voting stock of the corporation, and two-thirds of the votes entitled to be cast by persons who are not Interested Stockholders of the corporation or affiliates or associates thereof. Such an amendment, however, shall not be effective until 18 months after the vote of stockholders and may not apply to any Business Combination of the corporation with an Interested Stockholder who became an Interested Stockholder on or before the date of the vote.

     The MGCL provides that during such five-year period the corporation and certain of its subsidiaries may not merge, consolidate, or undertake a share exchange with an Interested Stockholder or any affiliate of the Interested Stockholder, unless the merger, consolidation or share exchange does not alter the contract rights of the stock or change or convert outstanding shares of stock of the corporation or its subsidiaries. In addition, the corporation and certain of its subsidiaries may not engage in certain other transactions with an interested Stockholder or any affiliate thereof.

     In addition to the provisions of Section 3-602 and related Sections, the MGCL also contains provisions which may have certain anti-takeover effects through the restriction of voting rights of Control Shares. Section 3-702 provides that Control Shares of a Maryland corporation (defined as shares of stock in respect of which an Acquiring Person (as defined in Section 3-701 of the MGCL) is entitled to direct the exercise of voting power in electing directors within one of the following ranges, (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power, and for which such voting power approval has not been previously obtained) acquired in a Control Share Acquisition have no voting rights except to the extent approved by two-thirds of all the votes entitled to be cast on the matter, excluding all shares in respect of which an Acquiring Person, an officer of the corporation, or an employee of the corporation who is also a director of the corporation is entitled to exercise or direct the exercise of voting power in the election of directors. An Acquiring Person is defined as a person who makes or proposes to make a Control Share Acquisition.

     The MGCL defines a Control Share Acquisition as the acquisition of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding Control Shares. A Control Share Acquisition does not include the acquisition of shares, among other instances, (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the Control Share provisions of the MGCL, (iii) under a merger, consolidation or share exchange with the corporation which meets certain requirements or (iv) under an acquisition of voting power within a range previously authorized by the stockholders and made in good faith and not for the purpose of circumventing the Control Share provisions of the MGCL.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Charter provides that the personal liability of a director for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permissible under law. The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which provides for the elimination of such liability to the maximum extent permitted by the MGCL.

     The Charter and Bylaws contain provisions which permit the Company to indemnify its officers and directors to the extent permitted by Maryland law and the Company has entered into indemnification agreements with its officers and directors. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Such indemnification also may be subject to certain limitations where claims under securities laws violations are involved. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's directors and officers pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

                            DESCRIPTION OF WARRANTS

     The Company may issue Warrants for the purchase of Common Stock or Preferred Stock. The Warrants may be issued independently or together with any other Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of the Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following:

      (1) the title of such Warrants;

      (2) the aggregate number of such Warrants;

      (3) the price or prices at which such Warrants will be issued;

      (4) the designation, number and terms of shares of Common Stock or shares of Preferred Stock purchasable upon exercise of such Warrants;

      (5) the designation and terms of the other Offered Securities with which such Warrants are issued and the number of such Warrants issued with each such Offered Security;

      (6) the date, if any, on and after which such Warrants and the related Common Stock or Preferred Stock will be separately transferable;

      (7) the price at which each share of Common Stock or share of Preferred Stock purchasable upon exercise of such Warrants may be purchased;

      (8) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

      (9) the minimum or maximum amount of such Warrants which may be exercised at any one time;

     (10) information with respect to book-entry procedures, if any;

     (11) a discussion of certain Federal income tax considerations; and

     (12) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of material Federal income tax considerations regarding this Offering is based on current law, is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the Federal income tax laws.

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS/HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM/HER OF THE PURCHASE, OWNERSHIP AND SALE OF THE OFFERED SECURITIES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     General. The Company has elected to be taxed as a REIT, under Sections 856 through 860 of the Code, from the Company's commencement of operations in 1991. The Company believes that it is organized and operated in such a manner as to qualify for taxation as a REIT under the Code and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to remain qualified.

     The REIT provisions of the Code are highly technical and complex. The following sets forth the material aspects of the sections that govern the Federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. Gibson, Dunn & Crutcher LLP has acted as tax counsel to the Company in connection with this Prospectus, but did not represent the Company in connection with its initial qualification and election to be taxed as a REIT.

     In the opinion of Gibson, Dunn & Crutcher LLP, the Company is organized in conformity with the requirements for qualification as a REIT and its method of operation will enable it to meet the requirements for continued qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Gibson, Dunn & Crutcher LLP. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements.

     So long as the Company qualifies for taxation as a REIT, it generally will not be subject to Federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. However, the Company will be subject to Federal income tax as follows. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its real estate investment trust ordinary income for such year, (ii) 95% of its real estate investment trust capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, with respect to an asset (a "Built-In Gain Asset") acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the C corporation, if the Company recognizes gain on the disposition of such asset during the ten year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Company's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate tax pursuant to Internal Revenue Service ("IRS") regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that the Company will make an election pursuant to IRS Notice 88-19, if the Company acquires such an asset.

     Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors;
(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) (the "5/50 Rule"); and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions
(1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

     The Company has previously issued sufficient shares to allow it to satisfy conditions (5) and (6). In addition, the Company's Charter provides for restrictions regarding transfer of shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (5) and (6) above.

     For taxable years of the Company beginning on or after January 1, 1998, the Company will be treated as satisfying the 5/50 Rule if it complies with demand letter and recordkeeping requirements described below, and if it does not know, and exercising reasonable diligence would not have known, whether it failed to satisfy the 5/50 Rule. To monitor the Company's compliance with the share ownership requirements, the Company is required to maintain records regarding the actual ownership of its shares. To do so, the Company must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A REIT with 2,000 or more record stockholders must demand statements from record holders of 5% or more of its shares, one with less than 2,000, but more than 200 record stockholders must demand statements from record holders of 1% or more of the shares, while a REIT with 200 or fewer record stockholders must demand statements from record holders of 0.5% or more of the shares. A list of those persons failing or refusing to comply with this demand must be maintained as part of the Company's records. A stockholder who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the shares and certain other information. For taxable years of the Company beginning prior to January 1, 1998, failure to comply with these requirements could have resulted in the Company's disqualification as a REIT. The Company believes that it has complied with these requirements for such taxable years. For taxable years of the Company beginning on or after January 1, 1998, failure by the Company to comply with these demand and recordkeeping requirements could result in the imposition of a penalty against the Company of $25,000 (or more if the failure is due to intentional disregard of such requirements).

     Income Tests. In order to maintain qualification as a REIT, the Company annually must satisfy three gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year (the "30% Test"). The 30% Test does not apply to taxable years of the Company beginning on or after January 1, 1998.

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. (If a REIT receives or accrues rent from a tenant that derives substantially all of its income with respect to the property from the subleasing of substantially all such property, and a portion of the tenant's sublease income would be treated as qualified rents if it were received by the REIT, then the amounts received or accrued by the REIT from the tenant will be treated as qualified rents to the same extent that the amounts so received or accrued are attributable to qualified rents received by the tenant.) Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). For purposes of this test, the holdings of certain family members are aggregated. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. The REIT may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property (such impermissible services, "Disqualified Services"). For taxable years of the Company beginning on or after January 1, 1998, however, the performance of Disqualified Services with respect to any property will not cause rents from property to fail to be treated as "rents from real property" if the amount received or accrued for such Disqualified Services is less than, or equal to, one percent of all amounts received or accrued, directly or indirectly, by the Company with respect to such property. For purposes of the preceding sentence, the amount treated as received for any Disqualified Services shall not be less than 150% of the direct cost of the Company in furnishing or rendering the Disqualified Services. The Company does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant, (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform Disqualified Services.

     The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     Management, leasing and similar fees and other income from services do not count toward satisfaction of either the 95% or the 75% gross income tests. The Company receives management fee income from its property management business. In the past, such management fee and other nonqualifying income constituted less than 5% of the Company's gross income in any year, and the Company anticipates that such nonqualifying income will continue to be less than 5% of the Company's gross revenue in any year. The Company will continue to monitor and manage the amount of such nonqualifying income in order to comply with the 95% and 75% gross income tests.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such test was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in "Federal Income Tax Considerations -- Taxation of the Company -- General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

     Asset Tests. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) its allocable shares of real estate assets held by partnerships in which the Company owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company), cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities. The Company previously owned all of the non-voting preferred stock of K&F Development Company, which investment was not a qualifying asset for purposes of the 75% test. The Company believes, however, that such investment represented less than 5% of the Company's total assets, and the Company expects that any subsequent investment in the value of any one issuer's securities will represent less than 5% of the Company's total assets and that all non-qualifying assets will continue to represent less than 25% of the Company's total assets.

     Annual Distribution Requirements. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. In addition, if the Company disposes of any Built-In Gain Asset that it may acquire during its Recognition Period, the Company will be required, pursuant to IRS regulations which have not yet been promulgated, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "real estate investment trust taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its ordinary income for such year,
(ii) 95% of its real estate investment trust capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy this annual distribution requirement.

     It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

     Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief. Failure to qualify for even one year could result in the Company's incurring substantial indebtedness (to the extent that borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.

TAXATION OF STOCKHOLDERS

     Taxation of Taxable Domestic Stockholders. As used herein, the term "Domestic Stockholder" means a holder of shares of Common Stock who (for United States Federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate, the income of which is subject to United States Federal income taxation regardless of its source or (iv) is a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. As long as the Company qualifies as a REIT, distributions made to the Company's taxable Domestic Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends and that are out of current and accumulated earnings and profits will be taxed as gains from the sale or exchange of a capital asset held for more than one year (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, Domestic Stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a Domestic Stockholder to the extent that they do not exceed the adjusted basis of such Domestic Stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Domestic Stockholder's shares they will be included in income as long-term capital gain (or mid-term capital gain if the shares have been held for more than one year and less than eighteen months, or short-term capital gain if the Shares have been held for one year or less) provided the shares have been held as a capital asset. In addition, any dividend declared by the Company in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

     Pursuant to the Taxpayer Relief Act of 1997 (the "Act"), for taxable years of the Company that begin on or after January 1, 1998, the Company may elect to retain and pay income tax on its net long-term capital gain attributable to such taxable year. If the Company makes this election, its Domestic Stockholders will be required to include in their income as long-term capital gain their proportionate share of such amount so designated by the Company. A Domestic Stockholder will be treated as having paid his or her share of the tax paid by the Company in respect of such amount so designated by the Company, for which such stockholder will be entitled to a credit or refund. Additionally, each Domestic Stockholder's adjusted basis in the Common Stock will be increased by the excess of the amount so includible in income over the tax deemed paid on such amount. The Company must pay tax on its designated long-term capital gain within 30 days of the close of any taxable year in which it designates long-term capital gain pursuant to this rule, and it must mail a written notice of its designation to its stockholders within 60 days of the close of the taxable year.

     Distributions made by the Company and gain arising from the sale or exchange by a Domestic Stockholder of shares of Common Stock will not be treated as passive activity income, and, as a result, Domestic Stockholders will not be able to apply any "passive losses" against such income or gain. Distributions made by the Company (to the extent that they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment income limitation. Gain arising from the sale or other disposition of Common Stock (and distributions treated as such), however, will not be treated as investment income unless a Domestic Stockholder so elects, in which case such capital gains will be taxed at ordinary income rates.

     Upon any sale or other disposition of Common Stock, a Domestic Stockholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares of Common Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the Domestic Stockholder as a capital asset, and will be mid-term or long-term gain or loss if such shares have been held for more than one year or eighteen months, respectively. In general, any loss recognized by a Domestic Stockholder upon the sale or other disposition of shares of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of capital gain dividends received by such Domestic Stockholder from the Company which were required to be treated as long-term capital gains.

     As a result of other changes made by the Act to the Code, capital gains of non-corporate taxpayers derived in respect of capital assets held for at least one year are eligible for reduced rates of taxation. Although the Act did not make conforming changes to other provisions of the Code, the Act authorizes the IRS to issue regulations coordinating these capital gains provisions with other rules involving the treatment of sales and exchanges by "pass-through" entities, such as REITs and partnerships, and of sales and exchanges of interests therein. Due to the complexity of these provisions and in the absence of the coordinating regulations, each prospective investor should consult his or her own tax advisor concerning the tax consequences to him or her of the changes made by the Act.

     Taxation of Tax-Exempt Stockholders. In Revenue Ruling 66-106, 1966-1 C.B. 151, the IRS ruled that amounts distributed by a REIT to a tax-exempt employees' pension trust did not constitute "unrelated business taxable income" ("UBTI"). Revenue rulings are interpretive in nature and subject to revocation or modification by the IRS. However, based upon Revenue Ruling 66-106 and the analysis therein, distributions by the Company to a stockholder that is a tax-exempt entity should also not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

     Taxation of Foreign Stockholders. The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

     Distributions by the Company that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the shares is treated as effectively connected with the conduct by the Non-U.S. Stockholder of a United States trade or business (or if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), the Non-U.S. Stockholder generally will be subject to a tax at graduated rates in the same manner as U.S. Stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation). The Company withholds United States income tax at the rate of 30% on the gross amount of any such dividends made to a Non-U.S. Stockholder unless
(i) a lower treaty rate applies or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company certifying that the investment to which the distribution relates is effectively connected to a United States trade or business of such Non-U.S. Stockholder (or if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Stockholder). Lower treaty rates applicable to dividend income may not necessarily apply to dividends from a REIT such as the Company, however. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if the Non-U.S. Stockholder otherwise is subject to tax on any gain from the sale or disposition of his shares in the Company (as described below). If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate applicable to dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

     Distributions that are designated by the Company at the time of distribution as capital gain dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to taxation, unless (i) investment in the shares is effectively connected with the Non-U.S. Stockholder's United States trade or business (or if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain (except that a stockholder that is a foreign corporation may also be subject to the 30% branch profits tax), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Stockholders would thus be taxed at the same capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption. The Company is required by applicable IRS regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be taxed under FIRPTA if the Company is a "domestically-controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Company currently is a "domestically-controlled REIT" and anticipates continuing to be so classified, and therefore the sale of shares should not be subject to taxation under FIRPTA. In addition, FIRPTA does not apply to gain recognized upon a sale of shares of a class of the Company's stock regularly traded on an established market by a Non-U.S. Stockholder holding (during specified periods) 5% or less of such class of stock. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the shares is effectively connected with the Non-U.S. Stockholder's United States trade or business (or if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain (a stockholder that is a foreign corporation may also be subject to the 30% branch profits tax), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and, in the case of foreign corporations, subject to the possible application of the 30% branch profits tax).

     Backup Withholding. The Company will report to its Domestic Stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Company. See "Taxation of Foreign Stockholders."

     Offered Securities. Special federal income tax considerations with respect to the Warrants, the Preferred Stock and the Debt Securities will be described in the applicable Prospectus Supplement accompanying the issuance of such Offered Securities.

OTHER TAX CONSEQUENCES

     The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

                              PLAN OF DISTRIBUTION

     The Company may sell the shares of Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents, which agents may be affiliated with the Company. Direct sales to investors may be accomplished through subscription offerings or concurrent rights offerings to the Company's stockholders and direct placements to third parties. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

     Sales of Offered Securities offered pursuant to any applicable Prospectus Supplement may be effected from time to time in one or more transactions on the New York Stock Exchange or in negotiated transactions or any combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices.

     Underwriters may offer and sell Offered Securities at a fixed price or prices which may be changed, at prices related to the prevailing market prices at the time of sale, or at negotiated prices. The Company also may offer and sell the Offered Securities in exchange for one or more of its then outstanding issues of debt or convertible debt securities. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions as set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the NYSE. Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Company may elect to list any series of Debt Securities or Preferred Stock on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Offered Securities.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable Prospectus Supplement.

     An Underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Act of 1934, as amended. Stabilizing transactions permit bids to purchase the Common Stock so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Common Stock in the open market following completion of this offering to cover all or a portion of a syndicate short position created by an Underwriter selling more shares of Common Stock in connection with an offering than it is committed to purchase from the Company. In addition, an Underwriter may impose "penalty bids" under contractual arrangements between an Underwriter and dealers participating in this offering whereby they may reclaim from a dealer participating in the offering the selling concession with respect to shares of Common Stock that are distributed in this offering but subsequently purchased for the account of an Underwriter in the open market. Such stabilizing transactions, syndicate covering transactions and penalty bids may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any are undertaken, they may be discontinued at any time.

     If so indicated in the applicable Prospectus Supplement, the Company may authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and
(ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

                                    EXPERTS

     The consolidated financial statements and related financial statement schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and related financial statement schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 1997 and March 31, 1996 and the three-month and six-month periods ended June 30, 1997 and June 30, 1996, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of a Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

                                 LEGAL MATTERS

     The validity of the Debt Securities and Warrants and certain tax matters described in "Federal Income Tax Considerations" will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, Los Angeles, California and the validity of the Common Stock and Preferred Stock offered hereby will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. Gibson, Dunn & Crutcher LLP will rely as to certain matters of Maryland law, including the legality of the Common Stock and Preferred Stock, on the opinion of Ballard Spahr Andrews & Ingersoll.

======================================================

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

         ------------------------

            TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Incorporation of Certain Documents by
  Reference...........................    2
The Company...........................    4
Tax Status of the Company.............    4
Use of Proceeds.......................    4
Earnings to Fixed Charges Ratios......    4
Description of Debt Securities........    5
Description of Stock..................   14
Description of Warrants...............   19
Federal Income Tax Considerations.....   20
Plan of Distribution..................   28
Experts...............................   29
Legal Matters.........................   29

======================================================
======================================================


                   $400,000,000


                THE PRICE REIT, INC.

                  DEBT SECURITIES,
           PREFERRED STOCK, COMMON STOCK
                   AND WARRANTS


              ------------------------
                    PROSPECTUS
              ------------------------



                 SEPTEMBER   , 1997

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses, other than underwriting discounts and commissions in connection with the offering of the securities being registered are set forth below. All of such expenses are estimates, except the Securities Act Registration fee.


        Securities Act Registration fee.................................    $112,872
        Printing fees...................................................      80,000
        Legal fees and expenses.........................................     150,000
        Accounting fees and expenses....................................      60,000
        Blue sky fees and expenses......................................      15,000
        New York Stock Exchange listing fees............................      20,000
        Trustee expenses and fees.......................................      15,000
        Miscellaneous expenses..........................................      22,128
                                                                            --------
                  Total.................................................    $475,000
                                                                            ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Charter limits the liability of the Company's directors to the Company and its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors to a corporation of its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director actually received an improper benefit or profit or
(ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

     The Company's Charter and Bylaws require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (a) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the indemnified party actually received an improper personal benefit, or (c) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

ITEM 16. EXHIBITS


     3.1*     Articles of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Report on Form 10-K for the year ended
              December 3l, 1993)
     3.2*     Amended and Restated Bylaws of the Registrant (incorporated by reference to
              Exhibit 3.2 to Amendment No. 2 of the Registrant's Registration Statement on
              Form S-11, dated August 3, 1993 (File No. 33-64344))
     3.3*     Articles of Amendment (incorporated by reference to Exhibit 3.1 to Registrant's
              Report on Form 10-Q for the quarter ended June 30, 1995)
     4.1      Indenture, dated as of October 27, 1995, between The Price REIT, Inc. and First
              Trust of California, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995)
     4.2+     Form of Note
     4.3+     Form of Warrant
     4.4+     Form of Warrant Agreement
     5.1      Opinion of Gibson, Dunn & Crutcher LLP
     5.2      Opinion of Ballard Spahr Andrews & Ingersoll
     8.1+     Opinion of Gibson, Dunn & Crutcher LLP relating to certain tax matters
    12.1*     Statement of Computation of Ratios (incorporated by reference to Exhibit 12.1 to
              Registrant's Report on Form 10-Q for the quarter ended June 30, 1997)
    15.1      Letter Regarding Unaudited Interim Financial Statements
    23.1      Consent of Ernst & Young LLP
    23.2      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
    23.3      Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.2)
    24.1*     Power of Attorney
    25.1      Statement of Eligibility of Trustee on Form T-1 (incorporated by reference to
              Exhibit 25.1 to Registrant's Current Report in Form 8-K, dated October 25, 1995)


---------------

     + To be filed by Current Report on Form 8-K or by post-effective amendment.


     * Previously filed.


ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby further undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 19th day of September, 1997.


                                          THE PRICE REIT, INC.


                                          By:   /s/ JOSEPH K. KORNWASSER

                                            ------------------------------------
                                                    Joseph K. Kornwasser
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                     DATE
---------------------------------------------   -------------------------    -------------------

                      *                         Chairman of the Board and     September 19, 1997
---------------------------------------------   Director
        Vice Admiral Raymond E. Peet

          /s/ JOSEPH K. KORNWASSER              President, Chief              September 19, 1997
---------------------------------------------   Executive Officer and
            Joseph K. Kornwasser                Director
                                                (Principal Executive
                                                Officer)

             /s/ GEORGE M. JEZEK                Executive Vice President,     September 19, 1997
---------------------------------------------   Chief Financial Officer,
               George M. Jezek                  Treasurer, Secretary and
                                                Director (Principal
                                                Financial Officer and
                                                Principal Accounting
                                                Officer)

                      *                         Director                      September 19, 1997
---------------------------------------------
               Roy P. Drachman

                      *                         Director                      September 19, 1997
---------------------------------------------
              William D. Jones

                      *                         Director                      September 19, 1997
---------------------------------------------
                Keene Wolcott

                      *                         Director                      September 19, 1997
---------------------------------------------
               Walter Weisman


*By:   /s/ JOSEPH K. KORNWASSER
     -------------------------------
          Joseph K. Kornwasser
            Attorney-in-fact

                                 EXHIBIT INDEX


    EXHIBIT NO.                            DESCRIPTION
    -----------   -------------------------------------------------------------
        3.1*      Articles of Incorporation, as amended, of the Registrant
                  (incorporated by reference to Exhibit 3.1 to Registrant's
                  Report on Form 10-K for the year ended December 31, 1993).
        3.2*      Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 2 of the
                  Registrant's Registration Statement on Form S-11, dated
                  August 3, 1993 (File No. 33-64344)).
        3.3*      Articles of Amendment (incorporated by reference to Exhibit
                  3.1 to Registrant's Report on Form 10-Q for the quarter ended
                  June 30, 1995).
        4.1       Indenture, dated as of October 27, 1995, between The Price
                  REIT, Inc. and First Trust of California, National
                  Association, as trustee (incorporated by reference to Exhibit
                  4.1 to Registrant's Quarterly Report on Form 10-Q for the
                  quarter ended September 30, 1995).
        4.2+      Form of Note.
        4.3+      Form of Warrant.
        4.4+      Form of Warrant Agreement.
        5.1       Opinion of Gibson, Dunn & Crutcher LLP.
        5.2       Opinion of Ballard Spahr Andrews & Ingersoll.
        8.1+      Opinion of Gibson, Dunn & Crutcher LLP relating to certain tax matters.
       12.1*      Statement of Computation of Ratios (incorporated by reference to Exhibit 12.1 to Registrant's Report on Form 10-Q for the
                  quarter ended June 30, 1997).
       15.1       Letter Regarding Unaudited Interim Financial Statements.
       23.1       Consent of Ernst & Young LLP.
       23.2       Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                  5.1).
       23.3       Consent of Ballard Spahr Andrews & Ingersoll (included in
                  Exhibit 5.2).
       24.1*      Power of Attorney.
       25.1       Statement of Eligibility of Trustee on Form T-1 (incorporated by reference to Exhibit 25.1 to Registrant's Current Report on Form 8-K, dated October 25, 1995).


---------------------------

+ To be filed by Current Report on Form 8-K or by post-effective amendment.


* Previously filed.